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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 14, 2005


                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)



           TEXAS                        333-88577                74-2684967
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)          Identification No.)


            13710 FNB PARKWAY
             OMAHA, NEBRASKA                            68154-5200
(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (402) 492-7300



                -----------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01   REGULATION FD DISCLOSURE

         As previously disclosed in Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview" in our Form 10-Q for the quarter ended March 31, 2005 and our Form 8-K filed May 4, 2005, we reported that we had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the pipeline expiring during 2005.

The following summarizes the contracting status of this segment of the pipeline as of July 12, 2005:

NORTHERN BORDER PIPELINE 2005 CAPACITY (MMCFD)
PORT OF MORGAN, MONTANA TO VENTURA, IOWA

(million cubic feet per day)

                                     MAY       JUNE     JULY     AUG      SEP-OCT    NOV-DEC
                                     ---       ----     ----     ---      -------    -------
Maximum-rate firm contracts          1,730     1,685    1,685    1,921    1,715      1,402

Discounted-rate firm contracts*        352       505      689      453      168         10

Available capacity**                   292       184        0        0      491        962
                                    ------     -----    -----    -----    ------     -----
Total summer design capacity         2,374     2,374    2,374    2,374    2,374      2,374
                                    ======     =====    =====    =====    ======     =====
Avg. percentage of maximum
rate for discounted contracts           81%       78%      87%      88%      83%        97%
                                    ======     =====    =====    =====    ======     =====

----------

*  Includes maximum-rate contracts shorter than one month.
** Unsold capacity based on summer design.


ITEM  8.01  OTHER EVENTS

TRANSPORTATION CAPACITY

         As previously disclosed in Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview" in our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q") and our Form 8-K filed May 4, 2005, we disclosed that we had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the pipeline expiring during 2005.

         We believe that market fundamentals have caused a tightening in the natural gas price differentials ("basis") between Alberta, Canada and the Midwest U.S. As these fundamentals have changed, they have also contributed to increased volatility in the basis. The primary fundamentals affecting basis and volatility are:

         o        supply from Western Canada transported on other pipelines;

         o Canadian gas supply versus Canadian demand, impacting volumes available for export;

         o the amount of storage capacity in Western Canada and overall strong demand for storage injection;

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         o        the availability of increased Rocky Mountain supply and a
                  redirection of Permian Basin and Anadarko Basin natural gas to the Midwest markets;

         o demand related to temperatures and hydro generation levels in the western U.S.

         We believe that these fundamentals may cause the Alberta to the Midwest U.S. basis to continue to narrow annually in the spring and fall months. Increased storage withdrawal capacity and storage levels in Western Canada combined with winter demand in the Midwest U.S. may, conversely, cause the winter basis to widen. As a result, we believe throughput on Northern Border Pipeline may be more seasonal in the future and some discounting may be required at times to maximize revenue.

         For the months of May and June 2005, approximately 292 mmcfd and 184 mmcfd respectively of firm transportation capacity on us was available for contracting and was not sold. In the months of July and August all of our firm transportation capacity has been contracted, some of which was sold at discounted rates.

         We continue to believe that the greatest impact of unsold capacity occurred during the second quarter as Canadian storage continued to fill. Our capacity for July and August has sold out at more favorable rates. We expect that during the 2005/2006 heating season, we will be fully contracted at or near maximum rates. We continue to expect that the most likely range of impact on our revenue from unsold and discounted capacity in 2005 is $15 million to $28 million. If demand for our capacity continues at current volume and rate levels, then we believe that the impact on revenues may ultimately be at the lower end of the range.


UPDATE ON THE IMPACT OF ENRON'S CHAPTER 11 FILING ON OUR BUSINESS

         Please refer to our Form 10-K for the year ended December 31, 2004 ("2004 10-K"), and our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q"), "Management's Discussion and Analysis of Financial Condition and Results of Operations-Update On The Impact of Enron's Chapter 11 Filing On Our Business" regarding the bankruptcy claims held by us against Enron Corp, and Enron North America Corp. ("ENA") (the "Claims"). We reported that settlement agreements had been entered into and approved by the bankruptcy court for the Claims.

         In June 2005, we executed term sheets with a third party to sell the Claims. In second quarter 2005, we made an additional adjustment to our allowance for doubtful accounts in the amount of approximately $0.7 million to reflect the agreement for the sale.

FORWARD-LOOKING STATEMENT
The statements above that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations regarding future events are based on reasonable assumptions within the bounds of our knowledge of our business, we can give no assurance that our goals will be achieved or that our expectations regarding future developments will be realized. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE PIPELINE SEGMENT:

o the impact of unsold capacity on Northern Border Pipeline being greater than expected;
o the ability to market pipeline capacity on favorable terms, which is affected by:
         o        future demand for and prices of natural gas;
         o competitive conditions in the overall natural gas and electricity markets;
         o        availability of supplies of Canadian natural gas;
         o        availability of additional storage capacity; weather
                  conditions; and


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         o        competitive developments by Canadian and U.S. natural gas
                  transmission peers;
o        performance of contractual obligations by the shippers;
o political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;
o the ability to recover costs of property, plant and equipment and regulatory assets in our rates;
GENERAL:
o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 14, 2005                   NORTHERN BORDER PIPELINE COMPANY
                                       By:  Northern Plains Natural Gas Company,
                                            LLC, Operator


                                       By: /s/ William R. Cordes
                                          --------------------------------------
                                       Name: William R. Cordes
                                       Title: President